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                                                                   Exhibit 10.38


                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement"), having an effective date of August 20, 2001, among THE MIIX GROUP, INCORPORATED, a Delaware corporation ("MIIX Group"), NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation ("Underwriter"), each having offices at Two Princess Road, Lawrenceville, New Jersey (together, the "Company") and RICHARD J. QUAGLIAROLI (the "Executive"), residing at 48 Westwood Road, West Hartford, Connecticut.

                                   WITNESSETH:

      WHEREAS, MIIX Group is the parent company of Underwriter owning all of the issued and outstanding common stock of Underwriter; and

      WHEREAS, the Company deems it to be in its best interest to secure and retain for the Company the services of the Executive and the Executive desires to work for the Company upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and intending to be legally bound hereby, the parties hereto agree, as follows:

      1. POSITION, DUTIES AND TERM.

            1.1. POSITION AND DUTIES. The Executive is engaged hereunder as President and Chief Executive Officer of MIIX Group and agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature consistent with such position as may be required of him by the Board of Directors of MIIX Group. The Executive agrees that, if requested, he shall serve as a director or an officer of the Company and/or of any affiliate, without additional compensation.
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            1.2. AUTHORITY. The Executive shall have such power and authority customarily associated with the position of president and chief executive officer and as shall reasonably be required to enable him to perform his duties under this Agreement in an efficient manner. The Executive shall be required to report only to the Board of Directors as a whole and not to any individual or committee thereof. During the Term of this Agreement, the Executive shall be appointed a member of the Board of Directors and, in connection with the next annual meeting of shareholders and upon expiration of his term as a director thereafter, shall be nominated and recommended to shareholders for election to the Board of Directors, in accordance with the Company's by-laws.

            1.3. TIME COMMITMENT. The Executive agrees to perform the duties and responsibilities called for hereunder to the best of his ability and to devote his full time, energies and skills to such duties and to the promotion of the business and interests of the Company and any affiliate. The Executive may participate in charitable and similar activities, may be a director of a company that does not compete with the Company or any affiliate (which shall not include a "competitor" as defined by Section 5.1 of this Agreement) and may have business interests in passive investments which, from time to time, may require portions of his time, but such activities shall be performed in a manner consistent with his obligations hereunder.

            1.4. TERM. Unless the Term is earlier terminated as provided in
Section 3 below, the term of this Agreement shall be two years; provided that, each day the term of this Agreement shall be extended an additional day such that there shall always be two years remaining in the term of this Agreement (the "Term").


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      2. COMPENSATION AND OTHER BENEFITS.

            2.1. BASE SALARY. The Company shall pay to the Executive for the performance of his duties hereunder, an initial base salary of $425,000 per annum (the "Base Salary"), payable in accordance with the Company's normal payroll practices. The amount of the Base Salary shall be reviewed and adjusted annually as appropriate by the Board of Directors of MIIX Group in accordance with executive compensation review practices.

            2.2. BONUS. The Executive shall be eligible to receive an annual bonus of up to 80% of Base Salary pursuant to MIIX Group's Cash Incentive Plan, or similar plans which may be in effect from time to time, at the discretion of the Board of Directors of MIIX Group, based on the Company's and the Executive's achievement of goals and objectives established by the Board on an annual basis. Such goals and objectives shall be determined in consultation with the Executive not later than the close of the first quarter of the fiscal year to which they are to apply and shall, in the reasonable judgment of the Board, be achievable such that the Executive can be expected to earn the full amount of the bonus. The Board shall use its reasonable judgment in determining whether such goals and objectives have been met and the amount, if any, of the bonus to be paid to the Executive. Without regard to performance goals and objectives, the Executive shall receive a prorated bonus for the 2001 calendar year based on the number of biweekly pay periods worked by the Executive in 2001. Any bonus will be paid on or before March 31 of the succeeding year, without regard to whether or not the Executive is employed by the Company at the time of payment.

            2.3. STOCK OPTIONS. The Executive shall be entitled to participate in MIIX Group's Long Term Incentive Equity Plan, or similar plans which may be in effect from time to

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time for executives of the Company. The Executive is hereby granted, effective as of the date of this Agreement, a Non-Qualified Stock Option, as defined in the Long Term Incentive Equity Plan, to purchase 100,000 shares of common stock of MIIX Group pursuant to and which shall vest in accordance with the terms of the Long Term Incentive Equity Plan Non-Qualified Stock Option Agreement, the form of which is attached as Exhibit A (the "Stock Option Agreement"). The per share strike price set forth in the Stock Option Agreement shall be the average of the high and low trading prices of the common stock of MIIX Group on the date of this Agreement or, if no sale was made on such date, the last preceding day on which the stock was traded. The Executive shall be entitled to receive dividend equivalents on such option shares as dividends are declared and paid on the common stock of MIIX Group, provided, however, that until paid to the Executive any such dividend equivalents, and the interest earned thereon, shall be forfeited as to any unvested option shares that are forfeited by the Executive pursuant to the terms of the Long Term Incentive Equity Plan. Dividend equivalents, and any earnings thereon, that are subject to forfeiture shall be accumulated under the Company's Deferred Compensation Plan. The Executive and MIIX Group shall, simultaneous with the execution of this Agreement, execute the Stock Option Agreement. The grant of any additional options to purchase shares of common stock of MIIX Group under the Long Term Incentive Equity Plan shall be at the sole discretion of the Board.

            2.4. RESTRICTED STOCK GRANT. The Executive is hereby granted, effective as of the date of this Agreement, the right to receive 30,000 shares of MIIX Group common stock that is restricted from transfer prior to vesting and for a period of one year from the date of vesting, of which one-third shall vest as of the date of this Agreement and one-third shall vest on each of the


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two succeeding annual anniversary dates of this Agreement; provided, however, that if the Executive's employment with the Company is terminated for any reason, either voluntarily or involuntarily, his right to receive any shares of such restricted stock that have not vested as of the date of such termination of employment shall be forfeited. Upon vesting, upon the request of the Executive, the Company shall make a loan to the Executive on the same terms and conditions as loans under the Company's Stock Purchase and Loan Agreement attached as Exhibit B hereto, in an amount equal to the tax that would be imposed in respect of such vesting at the highest marginal rate applicable to individuals under the Internal Revenue Code and to residents in the state of residence of the Executive.

            2.5. STOCK PURCHASE AND LOAN. The Executive shall participate in MIIX Group's Stock Purchase and Loan Program by which the Executive shall purchase, within five years of the date of this Agreement, $850,000 of MIIX Group common stock, rounded to the nearest whole share, and MIIX Group shall loan to the Executive the funds necessary to do so. The Executive may select the date or dates on which to purchase such shares and the number of shares to purchase on each such date or dates within such five year period. At the Executive's option, the Executive may purchase up to an additional $425,000 of MIIX Group common stock, rounded to the nearest whole share, and MIIX Group shall loan to the Executive the funds necessary to do so. Such stock purchase(s) and loan(s) shall be made pursuant to the terms and upon the execution of the form of Stock Purchase and Loan Agreement attached hereto as Exhibit B.

            2.6. DEFERRED COMPENSATION. The Executive shall be eligible to participate in the Company's Deferred Compensation Plan, or similar plans which may be in effect from time


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to time, by which the Executive is permitted to defer compensation and receive benefits in a future year in accordance with the terms of the Deferred Compensation Plan. The Executive and the Company shall, simultaneous with the execution of this Agreement, execute the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit C.

            2.7. EXECUTIVE BENEFITS. During the term of this Agreement, the Executive shall be entitled to participate in all of the benefit programs provided to executive employees of the Company, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs, incentive compensation plans, executive perk accounts, automobile allowance programs (at not less than $12,000 annually for the Executive) and other employee benefit programs now in existence or hereafter adopted by the Company, as such plans, programs, practices or policies may be in effect from time to time.

            2.8. PAID TIME OFF. The Executive shall be entitled to 6 paid holidays and 35 days of paid time off in accordance with the Company's Paid Time Off policy, as in effect from time to time, during which his compensation shall be paid; provided, however, that the Executive may not take more than two consecutive weeks of vacation without the prior approval of the Board of Directors of MIIX Group. Unused paid time off can be carried over only in accordance with the Company's Paid Time Off policy.

            2.9. RELOCATION EXPENSES. The Executive shall be reimbursed up to the sum of $106,250, to defray expenses incurred by the Executive for temporary living expenses and the relocation of his home and family to an area in the vicinity of the Company's headquarters, upon the submission of invoices for qualified expenses in accordance with the Company's relocation expense policy, without regard to the time periods specified therein, including limitation on


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temporary living accommodations, and without regard to expense limitations as long as the total expenses do not exceed $106,250.

            2.10. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in connection with his employment hereunder, provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time, and the Executive submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expenses.

            2.11. TAXES AND WITHHOLDING. All compensation payable and other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

            2.12. PHYSICAL EXAMINATION. The Executive shall submit to a physical examination by a qualified physician on an annual basis which shall be paid for by the Company and the results of such examination shall be made available to the Company, which shall maintain such information in strict confidence, and nothing herein shall be deemed a waiver of any applicable state or federal law protection of confidentiality of medical records or of policies otherwise in place at the Company to protect the confidential medical records of employees generally.

      3. TERMINATION OF EMPLOYMENT.

            3.1. DEATH OF THE EXECUTIVE. The Executive's employment under this Agreement shall terminate immediately upon the Executive's death and the Executive's estate (or his beneficiary as may be appropriate) shall be entitled to receive:


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                  (a) the balance of his accrued and unpaid Base Salary and
            prior year Bonus,

                  (b) unreimbursed expenses,

                  (c) unused accrued paid time off through the date of his
            death, and

                  (d) any other benefits earned by the Executive and vested (if applicable) as of the date of his death under any employee benefit plan of MIIX Group or its affiliates in which the Executive participates.

            3.2. DISABILITY OF EXECUTIVE. If the Executive, in the reasonable opinion of the Company, is unable to perform his duties under this Agreement by reason of incapacity, either physical or mental, as determined in accordance with the MIIX Group of Companies Long Term Disability Group Benefit Plan (the "LTD Plan"), or similar plan which may be in effect from time to time, the Company shall have the right to terminate the Executive's employment upon written notice to the Executive, whereupon such termination shall be effective as of the date specified in such notice (the "Termination Date") and the Company shall have no further obligations under this Agreement, except the obligation to pay to the Executive:

                  (a) the balance of his accrued and unpaid Base Salary and
            prior year Bonus,

                  (b) unreimbursed expenses,

                  (c) unused, accrued paid time off through the Termination
            Date,

                  (d) any other applicable severance payments provided for in
            Section 4 hereof, and


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                  (e) any other benefits earned by the Executive and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Executive participates.

If the Company determines not to terminate the Executive's employment in the event of a disability as allowed under this Section 3.2, the Company shall continue to pay Base Salary and Bonus to the Executive for a period of up to ninety days, and shall pay the difference between Base Salary and Bonus and benefits paid to the Executive under the LTD Plan for a period of up to six months thereafter, paid in accordance with the Company's normal payroll practices, while the Executive is not working. If the Executive, in the reasonable opinion of the Company, remains disabled at the end of such nine month period, his employment shall be deemed terminated and he shall receive the benefits provided for in this Section 3.2. Nothing in this section shall be interpreted to treat the termination of the Executive as occurring prior to the expiration of such nine month period for purposes of all vesting provisions under applicable stock option, restricted stock or any other plan or agreement of the Company in respect of the Executive.

            3.3. TERMINATION FOR CAUSE.

            For purposes of this Agreement, "for cause" shall mean the termination of the Executive's employment with the Company as a result of any of the following:

                  (a) the willful engaging by the Executive in conduct that is materially injurious to the Company, monetarily or otherwise;

                  (b) the willful failure by the Executive to perform such
            duties as may be reasonably delegated or assigned to the Executive by the Board of Directors of

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            MIIX Group in accordance with the terms of this Agreement and consistent with his role as President and Chief Executive Officer;

                  (c) the willful failure by the Executive to follow the lawful directives or instructions of the Board of Directors of MIIX Group in accordance with the terms of this Agreement and consistent with his role as President and Chief Executive Officer;

                  (d) the repeated and consistent failure of the Executive to be present at work and devote his full time to the performance of his duties under this Agreement, except as set forth above in connection with the Executive's disability or as otherwise provided for under this Agreement;

                  (e) reckless disregard in the performance of his duties on behalf of the Company, which action has or with the passage of time will have a material and adverse impact on the financial condition of the Company; or

                  (f) the Executive's conviction of, or plea of no contest to, a felony or any crime involving moral turpitude.

            The Executive's employment under this Agreement shall terminate immediately upon written notice from the Company that the Company is terminating the Executive for cause, provided that the Executive shall have had an opportunity to be heard by the Executive Committee of the Board of Directors and an affirmative vote of the Board of Directors calling for such termination. Upon the Company's termination of the Executive for cause, the Company shall be required to pay to the Executive:


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                  (a) the balance of his accrued and unpaid Base Salary and
            prior year Bonus,

                  (b) unreimbursed expenses,

                  (c) unused, accrued paid time off through the Termination
            Date, and

                  (d) any other benefits earned by the Executive and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Executive participates.

            3.4. TERMINATION BY THE COMPANY WITHOUT CAUSE AND BY THE EXECUTIVE FOR GOOD REASON. The Company may terminate the Executive's employment without cause under this Agreement at any time upon written notice to the Executive specifying the date of termination. The Executive may terminate the Executive's employment hereunder for Good Reason upon written notice to the Company specifying the basis for such determination by the Executive. A termination for Good Reason shall be effective if the basis for such notice is not cured to the Executive's reasonable satisfaction within 5 days of the Executive's notice to the Company. In the event of a termination by the Company without cause or by the Executive for Good Reason, the Company shall make payments to the Executive in accordance with Section 4 below. "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act:

                  (a) the assignment to the Executive of any duties inconsistent with the Executive's status as president and chief executive officer of the Company or a

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            substantial adverse alteration in the nature or status of the
            Executive's responsibilities from those in effect immediately prior to the date thereof;

                  (b) a reduction by the Company in the Executive's annual Base
            Salary or Bonus potential as the same may be increased from time to time;

                  (c) the relocation of the Executives principal place of
            employment at the Company's headquarters more than 50 miles from its current location;

                  (d) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an instalment of deferred compensation under any deferred compensation program of the Company, within seven
            (7) days of the date such compensation is due;

                  (e) except for any changes required by applicable law, the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the date hereof which is material to the Executive's total compensation, including but not limited to the Company's plans in effect on the date hereof, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favourable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the date thereof; or


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                  (f) the Company's breach of a material term or condition of the Agreement, including without limitation its obligations under Sections 1.1, 1.2 and 2 hereof.

The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason which is made after the occurrence of a Change in Control (as hereinafter defined) or during the six-month period immediately preceding the occurrence of a Change in Control, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

            3.5. TERMINATION FOLLOWING A CHANGE IN CONTROL.

            In the event that the Company terminates the Executive's employment during the 24 month period following a Change in Control (as hereinafter defined), the Executive shall be entitled to the following:

                  (a) the accrued and unpaid balance of his Base Salary and
            prior year Bonus,

                  (b) Base Salary for the 36 month period following the
            Termination Date, paid, at the option of the Company, in accordance with the Company's normal payroll practices if the total of such amounts have been deposited with a trustee, reasonably acceptable to the Executive, under a trust established in


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            accordance with the provisions of the Section 1.16 of the Deferred
            Compensation Plan or in a lump sum,

                  (c) unreimbursed expenses,

                  (d) unused, accrued paid time off through the Termination
            Date,

                  (e) any other benefits earned by the Executive and vested (if applicable) as of the Termination Date under the terms of any employee benefit plan of the Company or its affiliates in which the Executive participates,

                  (f) except to the extent otherwise more favorably accelerated in accordance with the provisions of any applicable plan or action of the Board of Directors, acceleration of the vesting of 50% of the balance of any restricted stock, option, equity or other plan of any kind or nature in which the Executive is a participant and, in the case of any options, the right of exercise thereof shall continue without regard to such termination but not later than the date such option would have otherwise expired, and

                  (g) for the 36 month period following the Termination Date, coverage for the Executive and his dependents (if applicable) under the standard health and life benefits plans of the Company in which the Executive participates.

The Company shall also pay a Tax Gross-Up Payment in accordance with the procedures provided for on Exhibit D hereto in the event that the Change in Control results in the application of the provisions of Sections 4999 or 280G of the Internal Revenue Code of 1986, as amended.

            For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:


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                  (a) the acquisition in one or more transactions by any
            "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) but excluding, for this purpose, MIIX Group or its affiliates or any employee benefit plan of MIIX Group or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the combined voting power of MIIX Group's then outstanding voting securities.

                  (b) the individuals who, as of the date hereof, constitute the
            Board of Directors of MIIX Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by MIIX Group's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                  (c) a merger or consolidation involving MIIX Group if the
            shareholders of MIIX Group, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger


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            or consolidation or a complete liquidation or dissolution of MIIX
            Group or a sale or other disposition of all or substantially all of the assets of MIIX Group; or

                  (d) the acceptance by the shareholders of MIIX Group of shares in a share exchange if the shareholders of MIIX Group, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

            3.6. TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. In addition to a termination for Good Reason as provided for in Section 3.4 above, the Executive may terminate his employment under this Agreement at any time upon not less than thirty days prior written notice to the Company. The Company may, however, elect to accelerate the date of termination. In the event of such a termination, the Company shall be required to pay to the Executive:

                  (a) the balance of his accrued and unpaid Base Salary and
            prior year Bonus,

                  (b) unreimbursed expenses,

                  (c) unused, accrued paid time off (up to a maximum of three weeks) through the Termination Date,

                  (d) any other benefits earned by the Executive and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Executive participates.


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      4. SEVERANCE.

            4.1. PAYMENTS BY THE COMPANY. In the event that the Executive terminates his employment for Good Reason, or the Company terminates the Executive's employment without cause, or in the event that the Company determines to terminate the Executive's employment under Section 3.2 hereof, the Executive shall be entitled to receive:

                  (a) the balance of his accrued and unpaid Base Salary and
            prior year Bonus,

                  (b) unreimbursed expenses,

                  (c) unused, accrued paid time off through the Termination
            Date,

                  (d) any other benefits earned by the Executive and vested (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Executive participates,

                  (e) except to the extent otherwise more favorably accelerated in accordance with the provisions of any applicable plan or action of the Board of Directors, acceleration of the vesting of 50% of the balance of any restricted stock, option, equity or other plan of any kind or nature in which the Executive is a participant and, in the case of any options, the right of exercise thereof shall continue without regard to such termination but not later than the date such option would have otherwise expired,

                  (f) for the 24 month period following the Termination Date, coverage for the Executive and his dependents (if applicable) under the standard health and life benefits plans of the Company in which the Executive participates, and


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                  (g) for the 24 month period following the Termination Date,
            Base Salary paid, at the option of the Company, in accordance with the Company's normal payroll practices if the total of such amounts have been deposited with a trustee, reasonably acceptable to the Executive, under a trust established in accordance with the provisions of the Section 1.16 of the Deferred Compensation Plan or in a lump sum.

            4.2. RESIGNATIONS FROM POSITIONS. The Executive specifically agrees that upon his termination of employment with the Company, whether voluntary or involuntary, his position as an officer or as a member of the Board of Directors of MIIX Group, MIIX Insurance Company, Underwriter or any affiliate shall cease and this Agreement shall constitute notice of the Executive's resignation in such regard.

      5. NON-COMPETITION.

            5.1. DEFINITION OF "COMPETITOR". For purposes of this Agreement, "competitor" shall mean any company engaged in or about to be engaged in the business of selling or marketing a product or service in the medical professional liability insurance business which is similar to any product or service sold or marketed or about to be sold or marketed by the Company or any affiliate and the successors thereof, respectively.

            5.2. TERM OF NON-COMPETITION. The Executive agrees that for so long as he is employed by the Company and for a period of two years after the termination thereof, whether voluntary or involuntary, he will not, directly or indirectly, whether for compensation or not: (1) own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, partner, creditor, guarantor or otherwise, with a competitor that is engaged in or about to be


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engaged in the medical professional liability insurance business in any geographic area where the Company or any affiliate are doing business; or (2) become an employee of or consultant to a competitor having any responsibility with respect to medical professional liability insurance business in any geographic area where the Company or any affiliate are doing business. The foregoing shall not be construed, however, as preventing the Executive from (a) investing his assets in such form or manner as will not require services on the part of the Executive in the operations of the businesses in which such investments are made and provided that any such business is publicly-owned and the interest of the Executive therein is solely that of a passive investor owning not more than five (5%) percent of the outstanding equity securities of any such business. The Executive will not be considered to have violated this covenant by employment with a company that competes with the Company as long as
(x) the competing division is not managed and operated directly by the Executive; provided that the reporting of the division to the Executive in a capacity as senior management of a company not principally engaged in the competing business shall not be deemed to be managed or operated by the Executive and (y) the competing division or divisions do not represent more than 15% of the revenues of the Company.

            5.3. SOLICITATION OF COMPANY CLIENTS. For the period of two year after the termination of the Executive's employment with the Company or any affiliate, whether voluntary or involuntary, the Executive shall not, directly or indirectly (excluding for this purpose any activity permitted by Section 5.2), call upon or solicit insurance business or consulting business from any person or entity who is or was a client of the Company or any affiliate at any time within a period of twelve months immediately prior to the Termination Date, or any broker, agent or consultant of such person or entity, without the express written consent of the Company.


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            5.4. SOLICITATION OF COMPANY EXECUTIVES. For the period of one year after the termination of the Executive's employment with the Company or any affiliate, whether voluntary or involuntary, the Executive shall not, directly or indirectly, affirmatively solicit or entice any person or persons, and for a one year after termination shall not hire or retain any person or persons, who are employed by the Company or any affiliate or who were at any time within a period of six months immediately prior to the Termination Date employed by the Company or any affiliate to become an employee, agent, consultant, advisor to his new employer, without the express written consent of the Company.

            5.5. REMEDIES. The parties acknowledge and agree that the Executive's services hereunder are special, unique, unusual and extraordinary, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated solely by damages, and in the event that the Executive breaches any provision of this Section 5, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the period of time or geographic area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the geographic area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this Agreement may be enforced during such period of time and in such geographic area as is adjudged to be reasonable. In the event that the Executive breaches any of the provisions of this Section 5, the Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

      6. CONFIDENTIALITY.

            6.1. DEFINITION OF "CONFIDENTIAL INFORMATION". For the purposes of this Agreement, "Confidential Information" shall mean all information about the Company or any affiliate relating to any of their products or services or any phase of their operations, including, without limitation, business plans and strategies, trade secrets, marketing and distribution information, business results, underwriting information and methods, identities of insureds and claims defense and recovery methods and procedures not generally known through legitimate means to any of its competitors, with which the Executive becomes acquainted during the term of his employment.

            6.2. CONFIDENTIAL TREATMENT. During the time of employment, or at any time thereafter, the Executive shall not disclose or make available to any person or entity any Confidential Information without the express prior written authorization of the Company. All records, files, materials and Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. Upon the termination of the Executive's employment with the Company or any affiliate, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives, as applicable) shall deliver to the Company all documents and materials containing Confidential Information relating to the business or affairs of the Company or its affiliates, or their customers or clients, and all other documents, materials and other property belonging to the Company or its affiliates, or their customers or clients that are in the possession or under the control of the Executive.

            6.3. REMEDIES. The parties acknowledge and agree that Confidential Information is vital to the operations of the Company and its affiliates and that the loss suffered by breach of any of the provisions of this Section 6 cannot be reasonably or adequately compensated for by damages, and in the event that the Executive breaches any provision of this Section 6 during the Term and for a two year period thereafter, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the Executive breaches any of the provisions of this Section 6, the Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and shall be entitled to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

      7. SEVERABILITY. The terms of this Agreement and each Paragraph and Section hereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

      8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and delivered by mail or overnight delivery service, to his residence, in the case of the Executive or to its principal office in the case of the Company.

      9. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Executive.

      10. WAIVER. The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      11. APPLICABLE LAW. This Agreement shall be interpreted and construed under the laws of the State of New Jersey without reference to principles of conflicts of laws.

      12. JURISDICTION. Executive and the Company agree to submit to the jurisdiction of the federal and state courts in New Jersey for purposes of the enforcement of or any dispute concerning this Agreement and that any proceeding to enforce or involving any dispute concerning this Agreement shall be brought exclusively in the federal or state courts in New Jersey.

      13. ENTIRE AGREEMENT. This Agreement, together with the agreements and plans referred to herein, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be changed, altered or amended except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              THE MIIX GROUP, INCORPORATED


                              By:__________________________________


                              NEW JERSEY STATE MEDICAL
                              UNDERWRITERS, INC.


                              By:__________________________________


                              _____________________________________
                                     RICHARD J. QUAGLIAROLI

                                    EXHIBIT A

                                                                  Option No. ___

                          THE MIIX GROUP, INCORPORATED

                      1998 LONG-TERM INCENTIVE EQUITY PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Agreement made as of the 20th day of August, 2001, ("Grant Date") witness that The MIIX Group, Incorporated ("Company") hereby grants to Richard
J. Quagliaroli ("Participant") the right and option to purchase, as hereinafter provided, all or part of One Hundred Thousand (100,000) shares of the common stock of the Company at __________________ ($____) per share. This Option is hereby designated a Non-Qualified Stock Option as defined in the Amended and Restated 1998 Long-Term Incentive Equity Plan ("Plan") document and as such is not subject to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

      This Option may not be exercised after August 20, 2011 ("Expiration Date"), and shall expire at the end of such ten-year period. Notwithstanding the foregoing, this Option may be exercised upon the Participant's termination of employment with the Company and all its subsidiaries and affiliates only in accordance with the Plan.

      This Option shall be exercisable at such time or times as set forth below, and shall remain exercisable subject to the terms of the Plan until the Expiration Date, when the right to exercise this Option shall terminate absolutely:

         Twenty-five percent (25%) of the Common Stock subject to this Option will be available for exercise on the Grant Date. An additional twenty-five percent (25%) of the Common Stock subject to this Option will become available for exercise on each anniversary of the Grant Date for the next three years.

      This Option, or a portion thereof, shall be exercisable by a written notice which shall: (a) state the election to exercise this option, the number of shares of Common Stock with respect to which the option is being exercised, the name, address and Social Security Number of the person (or persons) in whose name the stock certificate(s) for such shares of Common Stock is to be registered; (b) state the preference as to the manner in which the option price shall be paid (i.e., cash or shares of Common Stock or a combination thereof);
(c) be signed by the person (or persons) entitled to exercise the Option and, if the Option is being exercised by any person (or persons) other than the Participant, be accompanied by proof satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; (d) be delivered in person, by registered or certified mail, or telecopied to the Corporate Secretary of the Company. In no event shall shares of Common Stock held by the Participant for less than six months be used to satisfy payment for the Option price. The written notice shall be deemed to have been given when hand-delivered, mailed or telecopied, and shall be irrevocable once given.

      The Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee) shall not have rights as a stockholder with respect to any shares of Common Stock until the date of issuance to him or her of a certificate or certificates for such shares of Common Stock.

      As promptly as is reasonably practicable after the exercise of the Option as determined by the Company, a certificate for the shares of Common Stock issuable on the exercise of the Option shall be delivered to the Participant or his personal representative, heir or legatee.

      This Option may not be transferred or assigned by the Participant other than by will or the laws of descent and distribution or be exercised other than by the Participant or, in the case of his death, by his personal representative, heir or legatee. Following any such transfer, the terms of this Option shall remain the same except that the transferee shall be considered the Participant.

      The aforesaid Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein, and the Participant hereby acknowledges receipt of a copy of such Plan prior to the execution of this Agreement.

      This Agreement executed in two counterparts with the Plan referenced above shall constitute the entire Agreement between the Company and the Participant. The execution of this Agreement shall be binding upon the Company and its successors and upon the Participant and his legal representative and shall constitute their acceptance of the provisions contained herein and in the Plan incorporated by reference herein.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be affixed hereto by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal as of the date first hereinabove set forth.

ATTEST                                    THE MIIX GROUP, INCORPORATED


________________________________          By:_________________________
Catherine E. Williams                           Vincent A. Maressa, Esq.
Vice President & Corporate Secretary            Chairman


                                          ACCEPTED:


                                          By:_________________________(L.S.)
                                                Richard J. Quagliaroli
                                                (Participant)

                                    EXHIBIT B

                        STOCK PURCHASE AND LOAN AGREEMENT

                                 BY AND BETWEEN

                           THE MIIX GROUP INCORPORATED

                                       AND

                             RICHARD J. QUAGLIAROLI

                                     DATED:

                        STOCK PURCHASE AND LOAN AGREEMENT

         THIS STOCK PURCHASE AND LOAN AGREEMENT (the "Agreement"), made as of this ___ day of ___________, 200__, by and between THE MIIX GROUP, INCORPORATED, a Delaware corporation (the "Company"), and RICHARD J. QUAGLIAROLI (the "Executive").

                                   BACKGROUND

         WHEREAS, the Company desires to ensure that key members of its senior management share with its stockholders the common goal of achieving long-term growth in the market value of the Company which equals or exceeds the growth of competitive companies in the insurance industry; and

         WHEREAS, to achieve this objective, the Company requires that the Executive purchase that number of shares of common stock of the Company having an aggregate purchase price of $850,000, rounded to the nearest whole share, within three years of the date of his Employment Agreement with the Company on such date or dates and in such amounts as the Executive shall select and the Company shall loan to the Executive the funds necessary to do so; and

         WHEREAS, the Company and the Executive have agreed that the Executive may, at his option, purchase up to an additional number of shares of common stock of the Company having an aggregate purchase price of $425,000, rounded to the nearest whole share, on such date or dates and in such amounts as the Executive shall select and the Company shall loan to the Executive the funds necessary to do so; and

         WHEREAS, the Executive has determined to purchase ___ shares of common stock of the Company (the "Purchased Shares") as of the date of this Agreement having an aggregate purchase price of $__________, based on the average of the high and low daily trading price per share of the common stock of the Company on such date (the "Purchase Price"); and

         WHEREAS, the Company intends to make a loan to the Executive in an amount equal to the Purchase Price, and the Executive intends to secure such loan with a pledge of the Purchased Shares.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

                                      TERMS

         1.       Loan.

                  1.1. Loan. Subject to the terms and conditions hereof, the Company shall lend to the Executive the aggregate principal amount of $_________ (the "Loan").

                  1.2. Purpose of Loan. The Executive shall use the proceeds of the Loan solely for the purpose of purchasing the Purchased Shares pursuant to
Section 2 hereof.

                  1.3. Promissory Note. The obligation of the Executive to repay the Loan shall be evidenced by the Executive's promissory note, substantially in the form attached hereto as Exhibit A (the "Note"), in the original principal amount of $_______. The Note shall be dated as of the date of this Agreement, the date of the purchase of the Purchased Shares, shall mature and become due and payable on the Maturity Date (hereinafter defined) and shall bear interest as set forth in Section 1.4(b).

                  1.4.     Principal Payments; Maturity; Interest Rate.

                           (a) Principal Payments. Unless sooner accelerated as
                  provided herein, the principal amount of the Loan shall be due and payable in full on _________________, the fifth anniversary date of the Note (the "Maturity Date"). Notwithstanding the collateral pledged to the Company pursuant to Section 3 hereof, Executive shall have personal liability for the full payment of the Loan, together with accrued interest thereon.

                           (b) Interest Rate and Payment. The principal amount
                  of the Loan shall bear interest from the date of the Note until the Maturity Date (unless otherwise accelerated as provided herein) at a rate per annum equal to the minimum interest rate necessary to avoid income imputation under the Internal Revenue Code as of the date of the Note. Interest shall be due and payable on the Maturity Date.

                  1.5. Voluntary Prepayments. The Executive shall have the right to prepay the Loan in whole or in part from time to time, without penalty or premium.

                  1.6. Mandatory Prepayments. In the event that Executive sells any of the Purchased Shares during the term of the Loan, the Executive shall, within five (5) days of such sale, make a mandatory prepayment of the Loan in an amount equal to the product of the number of Purchased Shares sold and the Purchase Price. In the event that such sale is made on an installment basis, Executive shall make a mandatory prepayment as and when proceeds of the sale are received by the Executive.

                  1.7. Tender of the Purchased Shares. The Executive may, at his option, either prior to or at the Maturity Date of the Note, tender all or any portion of the Purchased Shares to the Company and, upon such tender, the principal amount due under the Note shall be reduced by an amount equal to the prior day average high/low per share market price of the Company's common stock times the number of Purchased Shares tendered by the Executive; provided, however, that no tender of Purchased Shares shall be made while the Executive is employed by the Company that would reduce his ownership of common stock of the Company to an aggregate value less than as provided in the Company's executive stock ownership guidelines, based on the then current market price of such common stock, without the consent of the Company's board of directors.

                  1.8. Events of Default. Each of the following shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  (a) the failure of the Executive to pay when due any principal or interest or other amount due hereunder or under the Note.

                  (b) any warranty or representation made by the Executive in this Agreement shall prove to have been false or incorrect on the date as of which made.

                  (c) the termination of Executive's employment with the Company for any reason.

                    (4) the occurrence of any of the following with respect to the Executive:

                    (i) he shall apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of all or a substantial part of his property;

                    (ii) he shall make a general assignment for the benefit of his creditors;

                    (iii) he shall commence a voluntary case under the Federal
                         Bankruptcy Code; or

                    (iv) he shall file a petition to take advantage of any other law providing for the relief of debtors.

                  1.9. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, all indebtedness, obligations and liabilities of the Executive arising hereunder shall, at the option of the Company, become immediately due and payable. The Company may, in addition to all other remedies available to it, exercise a right of setoff against the Pledged Collateral (as defined below).

                  1.10. Extension of Payment Date. Notwithstanding anything in
Section 1.8(c) hereof to the contrary, in the event that Executive's employment with the Company is terminated and such termination arises from the disability or retirement of the Executive or is without Cause, then, at the option of the Executive and upon delivery of written notice to that effect, the obligation to repay the Loan in full, together with accrued interest thereon, may be extended to the fifth anniversary date of such termination or retirement or the Maturity Date, whichever is earlier. For purposes of this Section, the term "Cause" shall have the meaning assigned to it in the Employment Agreement among the Executive, the Company and New Jersey State Medical Underwriters, Inc. dated August 20, 2001.

                  1.11. Forgiveness of Loan on Death or Disability. Notwithstanding any provision of this Agreement to the contrary, the Executive's obligation to pay the Loan shall be forgiven in the event of the Executive's death or total permanent disability (to be verified by a physician selected by the Company) prior to the Maturity Date; provided, however, that the Executive or his estate shall have transferred to the Company following such death or disability all right, title and interest in or to the Pledged Collateral or, in the event the fair market value of the Pledged Collateral exceeds the amount of principal and accrued interest owed under the Loan, the remaining Pledged Collateral, if any, with a fair market value in excess of the amount owed under the Loan shall be paid over to the Executive or his estate, as applicable, less applicable deductions, including, without limitation, federal and state withholding.

         2.       Purchase and Sale of Common Stock.

                  2.1. Sale and Purchase. The Company shall issue and sell to the Executive, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, and Executive shall purchase, the Purchased Shares for the Purchase Price.

                  2.2. Payment of Purchase Price. Upon payment in full of the Purchase Price, receipt of which shall be deemed acknowledged by the Company on the date hereof, the Company shall issue to Executive a stock certificate, registered in the name of Executive, representing the Purchased Shares.

                  2.3. Lock-up. The Executive agrees that, for a one (1) year period following the date of the issuance of the Purchased Shares, the Executive shall not sell, transfer or otherwise dispose of any of the Purchased Shares without the written consent of the Company.

         3.       Collateral.

                  3.1. Pledged Collateral. As security for the performance of this Agreement and for the prompt and complete payment of the Loan, together with accrued interest thereon, when due (whether at the Maturity Date, by acceleration or otherwise), the Executive hereby grants to the Company the following property (collectively, the "Pledged Collateral"):

                           (a) the Purchased Shares and the certificates or
                  instruments representing such stock and all dividends, interest, cash, instruments, and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all of such stock;

                           (b) all proceeds of the foregoing.

                  3.2. Delivery of Purchased Shares. Promptly after his receipt of stock certificates representing the Purchased Shares, the Executive shall deliver to the Company such stock certificates, together with stock powers duly executed in blank by the Executive.

                  3.3. Voting Rights, Dividends, Etc.

                           (a) The Executive shall be entitled to exercise any
                  and all of Executive's voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; and notwithstanding Section 3.1 but subject to Section 3.3(c) shall be entitled to receive and retain free and clear of the security interest of Company hereunder, any and all of such dividends, interest and other distributions permitted to all other holders of the Company's Common Stock.

                           (b) The Company shall execute and deliver (or cause
                  to be executed and delivered) to the Executive all such proxies and other instruments as Executive may reasonably request for the purpose of enabling the Executive to exercise the voting and other rights that he is entitled to exercise pursuant to paragraph (a) above and to receive the dividends, interest and other distributions that he is authorized to receive and retain pursuant to paragraph (a) above.

                           (c) Upon the occurrence and during the continuance of
                  an Event of Default (i) all rights of the Executive to exercise the voting and other consensual rights that he would otherwise be entitled to exercise pursuant to Section 3.3(a) hereof and to receive the dividends, interest and other distributions that he would otherwise be authorized to receive and retain pursuant to Section 3.3(a) hereof shall cease, and all such rights shall thereupon become vested in Company which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive such dividends, interest, and other distributions; and all dividends, interest and other distributions which are received by Executive contrary to the provisions of this paragraph shall be received in trust for the benefit of Company, shall be segregated from other funds of Executive, and shall be forthwith paid over to Company in the same form as so received (with any necessary endorsement).

                  3.4. Further Assurances. Executive agrees that at any time and from time to time, at the expense of Executive, Executive will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that Company may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Company to exercise and enforce the rights and remedies hereunder with respect to any of the Pledged Collateral.

                  3.5. Transfers and Liens. Executive will not (i) grant any option with respect to any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral.

                  3.6. Company Appointed Attorney-in-Fact. Executive hereby appoints Company as Executive's attorney-in-fact, with full authority in the place and stead of Executive and in the name of Executive, from time to time in Company's discretion to take any action and to execute any instrument which Company may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, upon the occurrence and during the continuance of an Event of Default to receive, endorse, and collect all instruments made payable to Executive representing any dividend, interest, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Company shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for bad faith, willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until all obligations under the Note have been fully satisfied.

                  3.7. Company's Duties. The powers conferred on the Company hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Company shall not have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. Without limiting the generality of the foregoing, Company shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not Company has or is deemed to have knowledge of such matters.

                  3.8. Prepayments. In the event of any prepayment, whether voluntary or mandatory, the Company shall release from the Pledged Collateral, and deliver to the Executive, stock certificates evidencing that number of Purchased Shares which have an aggregate fair market value equal to the amount of the prepayment. In no event, however, shall the remaining Pledged Collateral have a fair market value less than the unpaid principal balance of the Loan and accrued interest thereon.

                  3.9. Transfer of Title. After the occurrence and during the continuance of an Event of Default, Company shall have the right, at any time in its discretion without further notice to Executive, to transfer to or to register in the name of Company or its nominees, any or all of the Pledged Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, Company shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  3.10. Termination. The provisions of this Section 3 shall terminate upon payment in full of the Loan, together with accrued interest thereon, at which time the Company shall promptly deliver to Executive stock certificates evidencing the Purchased Shares remaining in its possession.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Executive as follows:

                  4.1. Organization. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (b) has all requisite corporate power and authority to execute, deliver and perform this Agreement.

                  4.2. Authorization of Agreement.

                           (a) The execution, delivery and performance by the
                  Company of this Agreement has been duly authorized by all requisite corporate action by the Company, and this Agreement constitutes the valid and binding obligation of the Company.

                           (b) The issuance, sale and delivery of the Purchased
                  Shares have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with this Agreement, the Purchased Shares will be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

                  4.3. SEC Filings. The Company has made available to the Executive, in the form filed with the SEC, its Form S-1 Registration Statement (Registration No. 333-59371), as amended, and its most current 10-K and 10-Q reports (the "SEC Filings"). The SEC Filings comply as to form in all material respects with the requirements of the Securities Act of 1933

(the "Securities Act") and the rules and regulations thereunder, and did not, on the date when declared effective or filed, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

         5. Representations of the Executive. The Executive represents, warrants and covenants to the Company that:

                           (a) Executive has the full power and authority and
                  has full legal right to execute and deliver this Agreement and the Note, to perform, observe and comply with all of his agreements and obligations under each of this Agreement and the Note and to obtain the proceeds of the Loan contemplated by this Agreement;

                           (b) Executive has duly executed and delivered this
                  Agreement and this Agreement constitutes the valid and binding obligation of Executive, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws affecting creditors' rights or by general principles of equity;

                           (c) Executive is acquiring the Purchased Shares for
                  his own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

                           (d) Executive understands that the Purchased Shares
                  have not been and shall not be registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act; and any subsequent disposition thereof must be registered under the Securities Act or must be exempt from registration;

                           (e) Executive understands that: (i) the exemption
                  from registration afforded by Rule 144 (the provisions of which are known to him) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may only afford the basis for sales in limited amounts; and (ii) the Company is under no obligation to register the Purchased Shares on behalf of the Executive or to assist the Executive in complying with any exemption from registration;

                           (f) he is an accredited investor as defined in Rule
                  501(a) promulgated under the Securities Act.

         6. Certain Restrictions.

                  6.1. Legend. The certificate for the Purchased Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THAT CERTAIN STOCK PURCHASE AND LOAN AGREEMENT BY AND BETWEEN THE COMPANY AND RICHARD J. QUAGLIAROLI."

                  6.2. Opinion. Company agrees to reimburse Executive for the cost of obtaining any opinion required by the above legend.

         7.       Miscellaneous.

                  7.1. Amendments, Indulgences, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Executive herefrom shall in any event be effective unless the same shall be in writing and signed by Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Company in the exercise of any right, power, or remedy under this Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance.

                  7.2. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to Executive, mailed or telefaxed or delivered to them at the addresses therefor shown at the time in Company's records, and, if to Company, mailed or delivered to it at Two Princess Road, Lawrenceville, New Jersey 08648.

                  7.3. Continuing Security Interest. This Agreement creates a continuing security interest in the Pledged Collateral and shall be binding upon Executive, and his heirs, executors, administrators, successors, and assigns and inure to the benefit of Company and its successors, transferees and assigns. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Note and no security taken hereafter as security for payment or performance of the Note shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as cumulative security. Any of the Pledged Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted hereby as to the Pledged Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Pledged Collateral not expressly released.

                  7.4. Governing Law, Consent to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and wholly performed within New Jersey. Executive consents to the jurisdiction of the courts of New Jersey and of the courts of the United States sitting in New Jersey in any litigation concerning this Agreement, and Executive waives any objection based on venue or inconvenient forum. Unless otherwise defined herein, terms defined in the Uniform Commercial Code as in effect on the date hereof are used herein as therein defined as of such date.

                  7.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.6. Severability. The provisions of this Agreement are independent of and separable from each other, and no such provision, shall be altered or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

                  7.7. Headings. The section headings of this Agreement are for convenience only, form no part of this Agreement and shall not affect its interpretation.

                  7.8. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Agreement as of the date first above written.

                                           THE MIIX GROUP, INCORPORATED


                                           By:_______________________________


                                           __________________________________
                                                    RICHARD J. QUAGLIAROLI

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$_______                                               Lawrenceville, New Jersey
                                                         ________________, 200__

         The Undersigned, for value received and intending to be legally bound, promises to pay to the order of THE MIIX GROUP, INCORPORATED (the "Lender"), as and when due as set forth in the Stock Purchase and Loan Agreement dated the date hereof between the Undersigned and Lender (as such agreement may be amended, restated, modified or supplemented from time to time, the "Loan Agreement"), the principal sum of $_______. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

         The undersigned further promises to pay to the order of Lender interest on the unpaid principal amount of the Loan from the date hereof until such amounts have been repaid in full. Interest shall be at the annual rate of [applicable Mid-Term Federal Rate on date of Note] percent (____%) and shall be due and payable on the Maturity Date (unless accelerated sooner under the terms of the Loan Agreement).

         This is the Note mentioned in, and is entitled to the benefits of, the Loan Agreement.

         This Note may be prepaid at any time, in whole or in part, without premium or penalty. All payments in respect of this Note shall be applied first to accrued interest and then to principal outstanding hereunder. Mandatory prepayments shall be required from time to time pursuant to Section 1.6 of the Loan Agreement.

         This Note shall be deemed to be a contract made under the laws of the State of New Jersey and shall be construed in accordance with the laws of said state without giving effect to principles of conflicts of law.

         This Note shall be binding upon the undersigned and his heirs, executors, administrators, transferees and assigns and the terms hereof shall inure to the benefit of lender and its successors and assigns, including subsequent holders hereof.

         The undersigned hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note except any notice expressly required in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned executes this Note as of the day and year first above written.

                                            ____________________________________
                                                    RICHARD J. QUAGLIAROLI

                                    EXHIBIT C

                        THE MIIX GROUP, INCORPORATED AND

                   NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

The Non-Qualified Deferred Compensation Agreement ("Agreement" or "Plan") is entered into and effective August 20, 2001 ("Effective Date"), by and between The MIIX Group, Incorporated, New Jersey State Medical Underwriters, Inc. ("Employer" or "Company") and Richard J. Quagliaroli (hereinafter sometimes referred to as "Employee" or "Participant").

WITNESSETH THAT:

In consideration of the agreements hereinafter contained the parties hereto agree as follows:

1.1. ESTABLISHMENT OF PLAN. Employer hereby establishes this Deferred Compensation Plan which shall become effective as of the date selected by Employer. The Plan shall be maintained for the exclusive benefit of Employee.

1.2. NATURE OF PLAN. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation for purposes of the Internal Revenue Code of 1986, as amended, and regulations thereunder, and the Employee Retirement Income Security Act of 1974.

1.3. PURPOSE OF PLAN. The purpose of this Plan is to enable Employee to enhance his financial security by permitting him to enter into this agreement with Employer to defer his compensation and receive benefits in a future year.

1.4. APPLICABLE COMPENSATION. Elections to defer compensation shall be made with respect to compensation not yet earned. In the case of bonuses or other nonperiodic payments, such compensation shall be treated as earned no earlier than the day on which the amount payable has been determined. In the case of periodic payments such as salary, such compensation shall be treated as earned no earlier than the day prior to the day on which the service period giving rise to the salary has commenced. In the case of Dividend Equivalents (awarded pursuant to The MIIX Group, Incorporated Amended and Restated 1998 Long Term Incentive Equity Plan) converted into cash, such compensation shall be treated as earned no earlier than the day prior to the day on which such Dividend Equivalents are credited to the account maintained on behalf of the Participant under Sections 6.4 and 9.3 of the Equity Plan.

1.5. DEFERRAL OF COMPENSATION. Employee shall make an irrevocable election to defer compensation to be paid by Employer by the signing of an Election to Defer in the form approved by Employer. Deferrals under such elections shall be effective on the date the Election to Defer is properly completed by Employee and accepted by Employer.

       Employer shall acknowledge receipt of Employee's deferral election by signing the Election to Defer and returning it to Employee within 14 days of receipt.

1.6. EARNINGS. Interest shall be credited monthly by Employer on amounts deferred under this Plan at a rate of return equal to the aggregate investment portfolio yield for The MIIX Group of Companies or, if applicable, the return directly associated with any specific investment alternatives chosen by Employee and approved by Employer, including, but not limited to, any income (loss) and realized and unrealized gains (losses). Employee may change selected investment alternatives on a prospective basis only.

1.7. COMMENCEMENT OF DISTRIBUTIONS. Distribution of benefits to Participant under the Plan shall commence no earlier than August 20, 2006, provided, however, that distribution shall be accelerated in the event Employee separates from service of Employer for any reason prior to August 20, 2006. In such event, Plan benefits shall commence within 60 days after such separation from service. Notwithstanding the foregoing, if Participant dies prior to the time his benefits under this Plan have been distributed in full, any remaining portion of benefits yet to be distributed under this Plan shall be distributed as soon as administratively practicable to Participant's estate or such other beneficiary as designated by Participant on a Beneficiary Designation Form.

1.8. MANNER OF PAYMENT. Distributions shall be made in cash by Employer except to the extent that Participant elects to receive payment in the form of property that was designated as an investment alternative as provided in
       Section 1.6 of this Agreement. In such case, any cash due shall be reduced by the fair market value of such in kind payment at the time of the distribution.

1.9. PLAN ADMINISTRATION. The Company shall be responsible for the administration of the Plan, including any associated costs.

1.10. OWNERSHIP OF ASSETS. All amounts of compensation deferred under the Plan, all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights shall remain (until made available to Participant) solely the property and rights of the Company (without being restricted to the provisions of benefits under the Plan) and shall be subject to the claims of the Company's general creditors.

1.11. LIMITATION OF RIGHTS / EMPLOYMENT RELATIONSHIP. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving Participant or any other person any legal or equitable right against Employer except as provided in the Plan.

1.12. LIMITATION OF ASSIGNMENT. Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. Participant's interest in benefits under the Plan shall not be subjected to debts or liabilities of any kind and shall not be subject to attachment, garnishment, or other legal process.

1.13. REPRESENTATIONS. Employer does not represent or guarantee that any particular federal or state income, payroll, personal property, or other tax consequence will result from participation in this Plan. Participant should consult with professional tax advisors to determine the tax consequences of his participation.

1.14. APPLICABLE LAW. This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the law of the State of New Jersey.

1.15. RESPONSIBILITY FOR TAXES. Participant is responsible for all federal, state, and other taxes assessed on amounts deferred under this Plan. Employer shall have the right to withhold or reduce Plan benefits to satisfy such withholding obligations, as it may deem necessary to ensure proper withholding procedures.

1.16. ESTABLISHMENT OF TRUST. In the event of the termination of the Employee's employment with the Company, whether voluntary or involuntary, or a Change in Control as defined in Paragraph 1.19, the Employer shall immediately establish the Employee's Trust with a trustee reasonably acceptable to the Employee (the "Trust") and contribute assets to such Trust in an amount equal to the Employer's obligations to the Participant under this Plan determined as of the date of the termination of employment or Change in Control, as applicable. Prior to such termination of employment or Change in Control, the Employer may, at its option and in its sole discretion, establish such a Trust. Such Trust shall be established in accordance with the Internal Revenue Service model trust agreement as set forth in Revenue Procedure 92-64.

1.17. EFFECT OF THE TRUST. The provisions of the Plan shall govern the rights of the Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan. The Employee's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employee's obligation under the Plan.

1.18. DEFINITIONS. For purposes of Paragraph 1.16, the following capitalized words shall have the meanings set forth below:

              1.18.1 "CHANGE IN CONTROL" shall be as defined in Section 3.5 of the Employment Agreement dated as of August 20, 2001 among the MIIX Group, Incorporated, New Jersey State Medical Underwriters, Inc. and Richard J. Quagliaroli.

IN WITNESS WHEREOF, the parties have executed this Agreement on one or more counterparts which, taken together, shall constitute one Agreement, which Agreement shall be effective as of the date recited above.

THE MIIX GROUP, INCORPORATED


By:________________________________         ____________________________
                                            Date

NEW JERSEY STATE MEDICAL
UNDERWRITERS, INC.


By:________________________________         ____________________________
                                            Date

____________________________________        ____________________________
RICHARD J. QUAGLIAROLI                      Date

                        THE MIIX GROUP, INCORPORATED AND
                   NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

                            INVESTMENT ELECTION FORM

________________________________________________________________________________

Pursuant to the terms of the Non-Qualified Deferred Compensation Agreement entered into between me, The MIIX Group, Incorporated, and New Jersey State Medical Underwriters, Inc. effective August 20, 2001, ("Plan"), I hereby revoke any prior investment designations for the amounts credited to my account balance under the Plan, and I hereby elect the following investments for amounts credited to my account. This election is to be effective at the earliest date permissible under and subject to all of the terms of, the Plan:

Investment Options Percentage of Plan Account:

     1.       Specified Investments*                        $________________
     2.       Unspecified**                           100%
     3.       ______________________________________        _________________
     4.       ______________________________________        _________________
     5.       ______________________________________        _________________
     Total    ______________________________________        $________________


* Specify Investment:__________________________________________________
** Therefore earning interest in an amount equal to the consolidated aggregate investment portfolio yield for The MIIX Group of Companies.

Participant's Signature:________________________________________________________

Print Name:_____________________________________________________________________

Date:___________________________________________________________________________

Approved:_______________________________________________________________________

By:_____________________________________________________________________________

Print Name:_____________________________________________________________________

Date:___________________________________________________________________________

                        THE MIIX GROUP, INCORPORATED AND
                   NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                           DEFERRED COMPENSATION PLAN

                                ELECTION TO DEFER

Pursuant to the terms of the Non-Qualified Deferred Compensation Agreement entered into between me, The MIIX Group, Incorporated, and New Jersey State Medical Underwriters, Inc. effective August 20, 2001, I hereby elect to defer the following amounts or percentages of compensation:

Salary:  Commencing on _________________________________________________________
             In the amount of___________________________________________________

Bonus:   That will be determined on ____________________________________________
                In the amount of _______________________________________________

Stock Option

Dividend Equivalents: Commencing on ____________________________________________

Participant's Signature:________________________________________________________

Print Name:_____________________________________________________________________

Date:___________________________________________________________________________


Approved:         The MIIX Group, Incorporated

By:_____________________________________________________________________________

Print Name:_____________________________________________________________________

Date:___________________________________________________________________________


Approved:         New Jersey State Medical Underwriters, Inc.

By:_____________________________________________________________________________

Print Name:_____________________________________________________________________

Date:_________________________________________________________________________

                                    EXHIBIT D

            CHANGE IN CONTROL EXCISE TAX GROSS-UP PAYMENT PROCEDURES

The following procedures shall apply with respect to the right of the Executive ("you") to receive Gross-Up Payments as provided in Section 3.5 of the
Agreement:

       (1) Right to Gross-Up Payment. In the event you become entitled to any amounts payable in connection with a Change in Control (whether or not such amounts are payable pursuant to this Agreement) (the "Severance Payments"), if any of such Severance Payments are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to you at the time specified in subsection (d) hereof an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Excise Tax Gross Up Procedure, shall be equal to the Total Payments.
       (2) Determination of Parachute Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax: (i) any other payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments and (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 3(c)(i) hereof); and (iii) the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by you in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

       (3) Gross-Up Payment Calculation Assumptions/Final Determination Adjustments. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the date of the Change in Control, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

       (4) Time of Payment. The payments provided for hereunder shall be made not later than the fifth day following the date of termination of your employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the
              Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifteenth day after the demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).